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                                                                   EXHIBIT 10.29

                               ENDWAVE CORPORATION

                           TRANSACTION INCENTIVE PLAN


SECTION 1. INTRODUCTION.

        The purpose of this Plan is to encourage Eligible Employees (a) to assist the Company's Board of Directors and members of management in their efforts to determine whether an appropriate Change in Control transaction for the Company is feasible, (b) to assist the Company's Board of Directors and members of management in completing any such Change in Control and (c) to remain as valued employees of the Company through each Transaction occurring during the term of this Plan as a result of those efforts or otherwise. This Plan supersedes any other change of control benefit plan, policy or practice maintained by the Company, other than the Company's Executive Officer Severance and Retention Plan and the Company's Key Employee Severance and Retention Plan.

        This Plan was adopted by the Board of Directors of the Company. This Plan is effective June 5, 2003. Some of the capitalized terms used in this Plan document are defined in Section 6 of this Plan.

SECTION 2. ELIGIBILITY FOR BENEFITS.

        An Eligible Employee will be eligible to receive Incentive Benefits under this Plan if the Eligible Employee is employed by the Company upon the occurrence of any Transaction that occurs during the term of this Plan. Notwithstanding the foregoing, in the event a Board Composition Change occurs, an Eligible Employee will be eligible to receive Incentive Benefits under this Plan even if he or she is not so employed upon the occurrence of a Transaction, as long as he or she was employed by the Company immediately prior to such Board Composition Change. In order to be eligible to receive Incentive Benefits under this Plan, an Eligible Employee must execute promptly a general waiver and release in the form attached as Exhibit A (for employees age 40 or older at the time of execution) or Exhibit B (for employees under the age of 40 at the time of execution) prior to the payment of any Incentive Benefits.

SECTION 3.  AMOUNT OF BENEFIT.

        (a) GENERAL CALCULATION. An Eligible Employee's Incentive Benefit with respect to any Transaction will be calculated according to the following formula, subject to the provisions of Sections 3(b) and 3(c):

        IB = (N * (PP/SO)) - OP

        Where  IB     =      the Eligible Employee's Incentive Benefit with
respect to such Transaction;

               N      =      the number of "phantom shares" allocated to such
Eligible Employee, as set forth in a writing delivered to the Eligible Employee by the Plan Administrator;


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               PP     =      the total value of the cash, securities and other
property distributable to the holders of common stock of the Company by reason of such Transaction ("Transaction Consideration"), determined as set forth in this Section 3(a);

               SO     =      the total number of shares of common stock
outstanding immediately prior to such Transaction;

               OP     =      only in the event of a Transaction that is a
Change in Control, the total value of the cash, securities or other property distributable to the Eligible Employee by reason of such Transaction, calculated as set forth in this Section 3(a), in respect of his or her vested options to purchase common stock of the Company that were granted on June 5, 2003.

        For the purposes of this Section 3(a), if any Transaction Consideration is in a form other than cash, its value will be deemed to be its fair market value as determined in good faith by the Plan Administrator, except that any securities shall be valued as follows: (1) if traded on a securities exchange or through the Nasdaq National Market, the value shall be deemed to be the average of the closing prices of the securities on such quotation system over the 30-day period ending three days prior to the occurrence of the Transaction; (2) if traded through the Nasdaq SmallCap Market or over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the 30-day period ending three days prior to the occurrence of the Transaction; and (3) otherwise, the value shall be the fair market value thereof, as determined in good faith by the Plan Administrator.

        (b) INCOME TAX LIABILITIES AND WITHHOLDING. All income tax liabilities with respect to payments under this Plan will be solely those of the affected Eligible Employee and not the Company or any other party. The Company will have no obligation to structure Incentive Benefit payments or otherwise administer this Plan in a manner as to reduce or eliminate such liabilities. Payments under this Plan will be subject to withholdings and deductions as may be required by law.

        (c) CERTAIN TAX PROVISIONS AFFECTING AMOUNT OF PAYMENTS. Anything in this Plan to the contrary notwithstanding, in the event it is determined that any payment by the Company to an Eligible Employee hereunder (a "Payment") would cause the Eligible Employee to be liable for an excise tax pursuant to Section 4999 of the Code, then the aggregate present value of all amounts payable as Incentive Benefits shall be reduced to the Reduced Amount. The "Reduced Amount" will be an amount, expressed in present value, that maximizes the aggregate present value of Incentive Benefits without causing any Payment to create an excise tax liability under Section 4999 of the Code. For purposes of this
Section 3(c), present value will be determined in accordance with Section 280G(d)(4) of the Code.

SECTION 4. FORM AND TIME OF PAYMENT; RIGHT OF OFFSET.

        (a) FORM OF PAYMENT. Incentive Benefits will be paid in cash, less applicable withholdings and deductions and any offset permitted by Section 4(c).

        (b) TIME OF PAYMENT. Incentive Benefits with respect to any Transaction will be made at such time or times as match, as closely as practicable, the timing of receipt by the holders of the Company's common stock of the Transaction Consideration with respect to such


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Transaction. Notwithstanding the foregoing, (1) no Incentive Benefit payment will be made under this Plan prior to the last day of any waiting period or revocation period as required by applicable law in order for the general waiver and release required by Section 2 of this Plan to be effective and (2) in the event of a Transaction that is a Distribution, Incentive Benefits with respect to such Distribution will not become payable unless a Change in Control occurs within one year after such Distribution, in which case the Incentive Benefits with respect to the Distribution will be made at the closing of the Change in Control.

        (c) RIGHT OF OFFSET. If an Eligible Employee is indebted to the Company at the time any Incentive Benefits are payable, the Company reserves the right to offset any Incentive Benefits under this Plan by the amount of such indebtedness.

SECTION 5. RIGHT TO INTERPRET, AMEND AND TERMINATE PLAN; OTHER ARRANGEMENTS;
           BINDING NATURE OF PLAN.

        (a) EXCLUSIVE DISCRETION. The Plan Administrator will have the exclusive discretion and authority (1) to establish rules, forms and procedures for the administration of this Plan, (2) to construe and interpret this Plan and
(3) to decide any and all questions of fact, interpretation, definition, computation or administration arising in connection with the operation of this Plan including, but not limited to, the eligibility to participate in this Plan and the amount of benefits paid under this Plan. Such rules, interpretations, computations and other actions of the Plan Administrator will be binding and conclusive on all persons.

        (b)     TERM OF PLAN; AMENDMENT OR TERMINATION; BINDING NATURE OF PLAN.

                (1) Subject to the provisions of Section 5(b)(2), this Plan will be effective until the first Change in Control has occurred; provided, however, that the Company's obligations to provide Incentive Benefits hereunder shall survive until all such Incentive Benefits have been paid.

                (2) The Plan Administrator may, in its sole discretion, amend or discontinue this Plan or the benefits provided hereunder at any time prior to the occurrence of a Transaction or a Board Composition Change. After the occurrence of a Transaction or a Board Composition Change, (A) this Plan may not be amended without the written consent of each Eligible Employee affected by such amendment, and (B) this Plan will constitute a contractual right to the benefits to which such Eligible Employee is entitled hereunder, enforceable by the Eligible Employee against the Company.

                (3) Any action amending or terminating this Plan will be in writing and executed by an officer of the Company duly authorized by the Plan Administrator and any Eligible Employees whose consent is required pursuant to
Section 5(b)(2).

        (c) OTHER TRANSACTION INCENTIVE ARRANGEMENTS. The Company reserves the right to make other arrangements regarding Transaction or Change in Control incentive benefits in special circumstances.

        (d) BINDING EFFECT ON SUCCESSOR TO COMPANY. This Plan will be binding upon any successor to or assignee of the Company or its business or assets, whether direct or indirect, by

Change in Control or otherwise. Any such successor or assignee will be required to perform the Company's obligations under this Plan. In such event, the term "Company," as used in this Plan, will mean the Company as hereinafter defined and any successor or assignee as described above which by reason hereof becomes bound by the terms and provisions of this Plan.

SECTION 6. DEFINITIONS.

        Capitalized terms used in this Plan have the following meanings:

        (a) BOARD COMPOSITION CHANGE means the occurrence of a change in the Board of Directors of the Company in which the individuals who constituted the Board of Directors of the Company at the beginning of the two-year period immediately preceding such change (together with any other director whose election by the Board of Directors of the Company or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors then in office either who were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors then in office.

        (b)     CHANGE IN CONTROL means any of the following:

                (1) a merger or consolidation of the Company after which the Company's stockholders immediately prior to the merger or consolidation do not have beneficial ownership of at least 50% of the outstanding voting securities of the new or continuing entity or its parent entity (taking into account only such stockholders' ownership of the Company prior to such merger or consolidation and not any other ownership of the new or continuing entity or its parent entity);

                (2) a transaction or series of related transactions to which the Company is a party and in which a majority of the outstanding shares of the Company's capital stock are sold, exchanged or otherwise disposed of, after which the Company's stockholders immediately prior to the first of such transactions do not have beneficial ownership of at least 50% of the outstanding voting securities of the Company or of the entity for which shares of the Company's capital stock were exchanged (in either such case, taking into account only such stockholders' ownership of the Company prior to the time such transaction or transactions commenced and not any other ownership of any entity for which shares of the Company's capital stock were exchanged); and

                (3) a transaction or series of related transactions in which the Company sells, licenses or otherwise transfers for value all or substantially all of its assets to a single purchaser or group of associated purchasers.

        (c) CODE means the Internal Revenue Code of 1986, as may be amended from time to time.

        (d) COMPANY means Endwave Corporation, a Delaware corporation, and any successor as provided in Section 5(d) of this Plan.


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        (e)     ELIGIBLE EMPLOYEE means each individual notified in writing by the Plan Administrator that he or she is an Eligible Employee under this Plan.

        (f)     INCENTIVE BENEFITS means the benefits calculated pursuant to
Section 3 of this Plan.

        (g) PAYMENT has the meaning given to such term in Section 3(c) of this Plan.

        (h)     PLAN means this Endwave Corporation Transaction Incentive Plan.

        (i) PLAN ADMINISTRATOR means the Compensation Committee of the Board of Directors of the Company.

        (j) REDUCED AMOUNT has the meaning given to such term in Section 3(c) of this Plan.

        (k) TRANSACTION means each occurrence of one or more of the following events:

                (1) the declaration and payment of a dividend or other distribution in respect of the Company's capital stock (other than the repurchase of unvested shares from employees upon their termination of employment with the Company and any stock repurchase program approved by the Board of Directors prior to a Board Composition Change that is designed to conform to the safe harbor set forth in Rule 10b-18 under the Securities Exchange Act of 1934, as amended) (a "Distribution"); or

                (2)     a Change in Control.

        (l)     TRANSACTION CONSIDERATION has the meaning given to such term in
Section 3(a) of this Plan.

SECTION 7. NO IMPLIED EMPLOYMENT CONTRACT.

        This Plan does not give any employee or other person any right to be retained in the employ of the Company. The Company's right to discharge any employee or other person at any time and for any reason is hereby reserved.

SECTION 8. EXECUTION.

        To record the adoption of this Plan as set forth herein, effective as of the date first set forth above, the Company has caused its duly authorized officer to execute the same as of the date first set forth above.

                                        ENDWAVE CORPORATION


                                        By:   /s/Edward A. Keible, Jr.
                                            -----------------------------
                                              Edward A. Keible, Jr.
                                              Chief Executive Officer


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                                                [For Employees Age 40 and Older]


                                    EXHIBIT A

                                RELEASE AGREEMENT


        I UNDERSTAND AND AGREE COMPLETELY TO THE TERMS SET FORTH IN THE _________ PLAN (THE "PLAN").

        I understand that this Release Agreement, together with the Plan, constitutes the complete, final and exclusive embodiment of the entire agreement between Endwave Corporation (the "Company") and me with regard to the subject matter hereof. I am not relying on any promise or representation by the Company that is not expressly stated therein. Certain capitalized terms used in this Release Agreement are defined in the Plan.

        I hereby acknowledge my continuing obligations not to use or disclose confidential or proprietary information of the Company without prior written authorization from a duly authorized representative of the Company.

        Except as otherwise set forth in this Release Agreement, in consideration of the benefits I will receive under the Plan, I hereby generally and completely release the Company and its parents, subsidiaries, successors, predecessors and affiliates, and its and their partners, members, directors, officers, employees, stockholders, shareholders, agents, attorneys, predecessors, insurers, affiliates and assigns, from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring at any time prior to and including the date I sign this Release Agreement. This general release includes, but is not limited to: (a) all claims arising out of or in any way related to my employment with the Company or the termination of that employment; (b) all claims related to my compensation or benefits, including salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership interests in the Company; (c) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (d) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (e) all federal, state, and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys' fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990 (as amended), the federal Age Discrimination in Employment Act (as amended) ("ADEA"), the federal Employee Retirement Income Security Act of 1974 (as amended), and the California Fair Employment and Housing Act (as amended). Provided, however, that nothing in this paragraph shall be construed in any way to release the Company from any obligation it may have to indemnify me pursuant to agreement or applicable law.

        I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under the ADEA, and that the consideration given under the Plan for the waiver and release in the preceding paragraph hereof is in addition to anything of value to which I was already entitled. I further acknowledge that I have been advised by this writing, as required by the ADEA, that: (a) my waiver and release do not apply to any rights or claims that may arise after the date I sign this Release Agreement; (b) I should consult with an attorney prior to signing this Release Agreement (although I may choose voluntarily not to do so); (c) I have 21 [OR 45, IF MORE THAN ONE EMPLOYEE OVER 40 IS TERMINATED] days to consider this Release Agreement (although I may choose voluntarily to sign this Release Agreement earlier); (d) I have seven days following the date I sign this Release Agreement to revoke the Release Agreement by providing written notice to an office of the Company; and (e) this Release Agreement shall not be effective until the date upon which the revocation period has expired, which shall be the eighth day after I sign this Release Agreement.

        I acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows: "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR." I hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to my release of any claims hereunder.


                                          EMPLOYEE NAME (PRINT):


                                          --------------------------------------


                                          Signature:
                                                    ----------------------------

                                          Date:
                                               ---------------------------------



                                       2
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                                                    [For Employees Under Age 40]

                                    EXHIBIT B

                                RELEASE AGREEMENT


        I UNDERSTAND AND AGREE COMPLETELY TO THE TERMS SET FORTH IN THE _________ PLAN (THE "PLAN").

        I understand that this Release Agreement, together with the Plan, constitutes the complete, final and exclusive embodiment of the entire agreement between Endwave Corporation (the "Company") and me with regard to the subject matter hereof. I am not relying on any promise or representation by the Company that is not expressly stated therein. Certain capitalized terms used in this Release Agreement are defined in the Plan.

        I hereby acknowledge my continuing obligations not to use or disclose confidential or proprietary information of the Company without prior written authorization from a duly authorized representative of the Company.

        Except as otherwise set forth in this Release Agreement, in consideration of the benefits I will receive under the Plan, I hereby generally and completely release the Company and its parents, subsidiaries, successors, predecessors and affiliates, and its and their partners, members, directors, officers, employees, stockholders, shareholders, agents, attorneys, predecessors, insurers, affiliates and assigns, from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring at any time prior to and including the date I sign this Release Agreement. This general release includes, but is not limited to: (a) all claims arising out of or in any way related to my employment with the Company or the termination of that employment; (b) all claims related to my compensation or benefits, including salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership interests in the Company; (c) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (d) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (e) all federal, state, and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys' fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990 (as amended), the federal Age Discrimination in Employment Act (as amended), the federal Employee Retirement Income Security Act of 1974 (as amended), and the California Fair Employment and Housing Act (as amended). Provided, however, that nothing in this paragraph shall be construed in any way to release the Company from any obligation it may have to indemnify me pursuant to agreement or applicable law.

        I acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows: "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR." I hereby expressly



                                       1.

waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to my release of any claims hereunder.

        I acknowledge that the Release Agreement will become effective only if I sign and return it to the Company so that it is received not later than 15 days following the date of my employment termination.


                                          EMPLOYEE NAME (PRINT):


                                          --------------------------------------


                                          Signature:
                                                    ----------------------------

                                          Date:
                                               ---------------------------------



                                       2.